                                                                   EXHIBIT 10.17

                         EQUIPMENT BUY-SELL AGREEMENT

     This Equipment Buy-Sell Agreement (the "Agreement") is entered into as of February 10, 1998, between NEWCOM, INC., a Delaware corporation with principal offices at 31166 Via Colinas, Westlake Village, California 91362 (the "Manufacturer"), and THE FOURTH COMMUNICATIONS NETWORK, INC., a California corporation with principal offices at 2077 Gateway Place, Suite 550, San Jose, California 95110 (the "Company"). Manufacturer and the Company may hereinafter be collectively referred to as the "Parties" and individually referred to as a "Party."

     WHEREAS, Manufacturer manufactures computer products, and the Company is a provider of high-speed Internet access, turnkey in-room systems and useful content to the hotel industry for use by hotels' business traveler guests; and

     WHEREAS, the Company desires to purchase Manufacturer's computer products for installation by the Company into hotel rooms and other areas in the Company's hotel clients for use by such hotels' guests, and Manufacturer desires to purchase certain equity securities of the Company; and

     WHEREAS, Manufacturer and the Company have agreed to enter into agreements pursuant to which Manufacturer will sell computer equipment to the Company in return for cash and the Company will sell securities to Manufacturer for cash.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

     1.  SALE OF SECURITIES.
         ------------------

          (a) Series F Preferred Stock and Warrants for the Purchase of Common
              ----------------------------------------------------------------
Stock.  Subject to the terms and conditions of the Series F Preferred Stock and
-----
Warrant for Common Stock Purchase Agreement, in substantially the form entered into by and among the Company and other investors in the Company's Series F Preferred Stock and Warrant for Common Stock financing and previously delivered to Manufacturer (the "Purchase Agreement"), the Company shall issue and sell to Manufacturer, and Manufacturer shall purchase from the Company, for an aggregate purchase price of $5,000,000, an aggregate of 200,000 shares of Company's Series F Preferred Stock at $25.00 per share (the "Shares") and warrants for the purchase of an aggregate of 200,000 shares of its Common Stock at an exercise price of $15.00 per share (the "Warrants"), in one or more Closings (as such term is defined in the Purchase Agreement), pursuant to the Purchase Agreement, which Company and Manufacturer shall execute and deliver to each other as soon as practicable following the execution and delivery of the Agreement, at one or more Closings of the sale of Shares and Warrants.

          (b) Anti-Dilution Warrant.  In the event that the Company closes its
              ---------------------
first public offering of the Common Stock of the Company (the "IPO") to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act of 1933, as amended (the "Act"), at a price per share to the public (the "IPO Price") that is less than $15.00 and greater than $5.00 (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like), the Company agrees that it shall issue Manufacturer a warrant to purchase a number of shares of the Company's Common Stock (determined as set forth below) at an exercise price of $2.50 per share (the "Dilution Warrant") (which exercise price shall be subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like). The number of shares issuable upon exercise of the Dilution Warrant shall be determined according to the formula set forth below:

Dilution Warrant Shares = (.75)* (($5,000,000 - (200,000 * IPO Price))/ (IPO
Price - $2.50)); where

 -- Dilution Warrant Shares shall mean the shares issuable upon exercise of the Dilution Warrant;

 -- $5,000,000 reflects Manufacturer's purchase price for the Shares and Warrants;

 --  200,000 reflects the number of Shares purchased by Manufacturer; and

 --  $2.50 equals the per share exercise price of the Dilution Warrant.

(Note that this formula shall subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like).

     The obligation of the Company to issue Manufacturer the Dilution Warrant shall terminate and be void upon the earlier of: (i) the closing of an IPO at a price per share equal to or in excess of $15.00 (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) or (ii) the amendment of ARTICLE III, Section 3(a)(ii) of the Company's Amended and Restated Article of Incorporation to increase the minimum price per share in an IPO which will cause the automatic conversion of the Company's Preferred Stock from five dollars ($5.00) to fifteen dollars ($15.00) (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like). The Dilution Warrant shall be substantially similar to the form of warrants issued pursuant to the Purchase Agreement. The Dilution Warrant shall be issued to Manufacturer as soon as practicable after the closing of the IPO. At the time of such issuance, Manufacturer shall make such representations and warranties as legal counsel to the Company shall reasonably require in order to enable the Company to avail itself of an exemption to the registration requirements under the Act, and Manufacturer shall agree to subject the warrant and the shares issuable upon exercise of the Warrant to any lock-up or other restrictions generally imposed on the Company's shareholders by its underwriters.

     2.  EQUIPMENT PURCHASE; PRODUCTS.
         ----------------------------

          (a) Equipment Purchase.  Subject to the terms and conditions hereof,
              ------------------
the Company shall purchase, and Manufacturer shall sell, concurrently with the first Closing of the sale of Shares and Warrants by Company to Manufacturer, the Products (as such term is defined below), which are specified on the Equipment Purchase Order form attached hereto as Exhibit A (the "Equipment Purchase
                                       ---------
Order"). The Parties shall endeavor to insure that the total purchase price of the Products, spare parts and accessories (net of credits for returns, defective products, over-shipments, shortages or other adjustments) and various expenses described on the Equipment Purchase Order consisting of certain Product customization services, warehousing and storage of the Products following delivery, labor charges incurred for certain customization services, freight and shipping and insurance (collectively, the "Covered Expenses") shall total $2,500,000.00 (the "Purchase Amount"). Manufacturer will initially pay the Covered Expenses, but such expenses shall be included in the Purchase Amount and subsequently charged to the Company. The Company shall pay the Purchase Amount in cash concurrently with the first Closing of the sale of Shares and Warrants by Company to Manufacturer.

          (b) Products.  The Products covered by this Agreement (the "Products")
              --------
shall be those products, spare parts and accessories listed and described in the Product List attached hereto as Exhibit B (the "Product List"). The Product
                                ---------
List shall set forth a commercially reasonable description and set of Product specifications and the agreed upon price for each of the Products and any other necessary information related to shipping, insurance and other expenses related to the delivery of such Products.

     3.  TERMS OF PRODUCT PURCHASE BY COMPANY
         ------------------------------------

          (a) Terms of Equipment Order.  Company shall deliver the Equipment
              ------------------------
Purchase Order to Manufacturer upon the execution and delivery of this Agreement, which Purchase Order will list the kind and number of Products to be purchased pursuant hereto. Such Equipment Purchase Order shall be governed by the following terms and conditions in this Section 3 and any other terms contained in this Agreement. It is expressly agreed that no other terms and conditions in any other documents submitted by Company to Manufacturer or Manufacturer to Company (including Manufacturer's invoice or any bill of sale resulting from the transactions set forth hereunder) shall in any way modify the terms of purchase set forth herein or add any additional terms and conditions.

          (b) Prices.  The prices for the Products shall be as set forth on the
              ------
Product List. Prices for the Products set forth on the Product List shall not include applicable taxes, customs duties, transportation, special handling or insurance.

          (c) Taxes.  Manufacturer shall pay any taxes which it is legally
              -----
obligated to pay, and the Company shall pay all California State taxes and other taxes which it is legally obligated to pay.

          (d) Product Delivery.  Following the delivery of the Equipment
              ----------------
Purchase Order to Manufacturer at the Closing, Manufacturer shall use its best commercial efforts to deliver the ordered Products to a warehouse to be specified by the Company in City of Industry, California within five (5) days of the date hereof.

          (e) Notice of Delays.  If any event delays or threatens to delay the
              ----------------
timely delivery of the Products subject to the Equipment Purchase Order, Manufacturer will immediately notify Company of such event and furnish all relevant details. Receipt by Company of such notice will not constitute a waiver of the due date set forth in the preceding section.

     (f) Invoices.  At the first Closing of the sale of Shares and Warrants,
         --------
Manufacturer will submit a standard invoice to Company in duplicate showing the following information (which shall be consistent with the information set forth on the Equipment Purchase Order): the Product item numbers; description of Products; quantity of Products; unit prices; Covered Expenses; extended totals; and any other information specified elsewhere herein and setting forth the total purchase price. Such invoice shall be stamped "Paid" upon delivery of the purchase price for such Products. The delivery and acceptance of this invoice will not constitute acceptance of Products and will be subject to the delivery of the specified Products, adjustment for errors, shortages, defects in the Products or other failure of Manufacturer to meet the requirements of the Equipment Purchase Order.

     (g) Packing and Shipment.  Unless otherwise specified, Manufacturer will
         --------------------
package and pack the Products in a manner which is (i) in accordance with good commercial practice, (ii) acceptable to common carriers for shipment at the lowest rate for the particular Products, (iii) in accordance with I.C.C. regulations, and (iv) adequate to insure the safe arrival of the Products at the named destination. Manufacturer will mark all containers with necessary lifting, handling and shipping information and with the date of shipment, and the names of the consignee and consignor. An itemized packing list must accompany the shipment. No partial or complete delivery will be made prior to the due date or dates shown unless Company has given prior written consent thereto. Unless otherwise agreed, Manufacturer shall select the carrier, which carrier selection shall be commercially reasonable.

     (h) F.O.B. Origin.  Unless otherwise specifically agreed by the Company and
         -------------
Manufacturer, the Products ordered hereunder will be delivered on an F.O.B. origin basis, with the origin being Manufacturer's offices located at 31166 Via Colinas, Westlake Village, California.

     (i) Risk of Loss or Damage.  Company will bear all risk of loss, damage or
         ----------------------
destruction to the ordered Products from the time of their pick up at the point of origin. Manufacturer will purchase insurance for the shipment of Products to Company at Company's expense. Manufacturer shall pay shipping expenses and purchase insurance (as it deems necessary) for the shipment of rejected Products from Company to Manufacturer at its own expense.

     (j) Over-shipments.  Company will pay only for maximum quantities ordered.
         --------------
Over-shipments will be held by Company at Manufacturer's risk and expense for a reasonable time awaiting shipping instructions. Return shipping charges, insurance coverage and issuance for excess quantities will be at Manufacturer's expense.

     (k) Rejection of Products.  Company shall inspect all Products promptly
         ---------------------
upon receipt thereof and may reject any Product that fails in any material way to meet the specifications set forth in the Product List or is otherwise defective in material and workmanship. Any Product not properly rejected within ninety (90) days after receipt of that Product by Company (the "Rejection Period") shall be deemed accepted. If any unit of a Product is shipped by Company to any of its customers prior to expiration of the Rejection Period, then that unit shall be deemed accepted upon shipment by Company. To reject a Product, Company shall, within the Rejection Period, notify Manufacturer in writing or by telex of its rejection and request a Material Return Authorization ("MRA") number. Manufacturer shall provide the MRA number in writing or by telex to Company within fifteen (15) days after receipt of the request. Within fifteen (15) days after receipt of the MRA number, Company shall return to Manufacturer the rejected Product, freight prepaid, in its original shipping carton with the MRA number displayed on the outside of the carton. Provided that Manufacturer has complied with its obligations in this Subsection 2(k), Manufacturer reserves the right to refuse to accept any rejected Products that do not bear an MRA number on the outside of the carton. As promptly as possible but no later than thirty (30) working days after receipt by Manufacturer of properly rejected Products, Manufacturer shall, at its option and expense, either repair or replace the Products. Manufacturer shall pay the shipping charges back to Company for properly rejected Products; otherwise, Company shall be responsible for the shipping charges. If, after being requested by Company, Manufacturer fails to timely issue an MRA, or promptly replace or correct any defective item, then Buyer (i) may, by contract or otherwise, replace or correct such item and charge to Manufacturer the cost occasioned thereby, (ii) may require an appropriate reduction in price for such defective Product.

     (l) Return of Products after Rejection Period.  Unless a Product is
         -----------------------------------------
returned in accordance with the provisions of Manufacturer's warranty for the Product described in Section 5 below, after the Rejection Period, Company may not return a Product to Manufacturer for any reason without Manufacturer's prior written consent. For any Product for which Manufacturer gives such consent, Manufacturer shall credit the purchase price to Company's account. Company shall be responsible for all shipping charges.

4.   ACCOUNTING FOR PURCHASE AMOUNT.  Company and Manufacturer shall count the
     ------------------------------
sum of the following amounts against the Purchase Amount: the total purchase price of Products, spare parts and accessories (net of credits for returns, defective products, over-shipments, shortages or other adjustments) and Covered Expenses pursuant to Manufacturer's invoice, which invoice shall reasonably detail all of such costs.

5.   MANUFACTURER'S WARRANTY.
     -----------------------

     (a) Standard Warranty. For a period of one (1) year from the delivery date,
         -----------------
Manufacturer warrants that all Products delivered (i) will be free from defects in workmanship, material and manufacture, and (ii) will comply with the specifications set forth in Exhibit B. Manufacturer further warrants that all
                            ---------
Products purchased hereunder will be of merchantable quality and will be fit for the purposes intended by Company. The foregoing warranties constitute conditions to this Agreement. They are in addition to all other warranties, whether express or implied, and will survive any delivery, inspection, acceptance or payment by Company. All warranties run to the benefit of Company and its customers.

     (b) Breach of Warranty.  If any Products delivered do not meet the
         ------------------
warranties specified herein or otherwise applicable, Purchaser may, as its sole remedy, require Manufacturer to correct any defective or nonconforming Products purchased under Section 2(a) of this Agreement, and any replacements for such Products, by repair or replacement at no cost to Purchaser.

     (c) Limitation of Liability.  EXCEPT AS SET FORTH ABOVE, IN NO EVENT SHALL
         -----------------------
MANUFACTURER HAVE ANY LIABILITY FOR ANY LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, INCLUDING, WITHOUT LIMITATION, THOSE RESULTING FROM THE USE OF PRODUCTS PURCHASED HEREUNDER, OR THE FAILURE OF THE SYSTEMS TO PERFORM, OR FOR ANY OTHER REASON. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6.   TERM AND TERMINATION
     --------------------

     (a) Termination.  This Agreement shall continue in force for a fixed term
         -----------
of one (1) year from the date hereof, unless terminated earlier under the provisions of this Section 6. At the end of the fixed term, this Agreement shall terminate automatically without notice unless prior to that time the term of the Agreement is extended by mutual consent of the Parties.

     (b) Termination for Cause.  Except as set forth in Subsection 6(c) below,
         ---------------------
if either Party materially defaults in the performance of any provision of this Agreement, then the non-defaulting Party may give written notice to the defaulting Party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting Party gives such notice and the default is not cured during the thirty-day period, then the Agreement shall automatically terminate at the end of that period.

     (c) Termination for Insolvency.  This Agreement shall terminate, without
         --------------------------
notice, (i) upon the institution by or against either Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such Party's debts, (ii) upon either Party's making an assignment for the benefit of creditors, or (iii) upon either Party's dissolution or ceasing to do business.

     (d) Limitation on Liability.  In the event of termination by either Party
         -----------------------
in accordance with any of the provisions of this Agreement, neither Party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Manufacturer or Company. Termination shall not, however, relieve either Party of obligations incurred prior to the termination.

     (e) Survival of Certain Terms.  The provisions of Sections 1(b), 3(a),
         -------------------------
3(c), 3(l), 5, 6, 7, 8, 9, 10(b) shall survive the termination of this
Agreement for any reason. All other rights and obligations of the Parties shall cease upon termination of this Agreement.

7.   PROPERTY RIGHTS AND CONFIDENTIALITY
     -----------------------------------

     (a) Property Rights.  Company agrees that Manufacturer owns all right,
         ---------------
title and interest in the product lines that include the Products and in all of Manufacturer's patents, trademarks, trade names, inventions, copyrights, know-how and trade secrets relating to the design, manufacture, operation or service of the Products.

     (b) Sale Conveys no Right to Manufacture or Copy.  The Products are offered
         --------------------------------------------
for sale and are sold by Manufacturer subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Company shall take appropriate steps with its customers, as Manufacturer may request, to inform them of and assure compliance with the restrictions contained in this Subsection 7(b).

     (c) Confidentiality.  Company acknowledges that by reason of its
         ---------------
relationship to Manufacturer hereunder it may have access to certain information and materials concerning Manufacturer's business, plans, customers, technology and products that are confidential and of substantial value to Manufacturer, which value would be impaired if such information were disclosed to third Parties. Company agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Manufacturer. Company shall take every reasonable precaution to protect the confidentiality of such information. Upon request by Company, Manufacturer shall advise whether or not it considers any particular information or materials to be confidential. Company shall not publish any technical description of the Products beyond the description published by Manufacturer. In the event of termination of this Agreement, there shall be no use or disclosure by Company of any confidential information of Manufacturer, and Company shall not manufacture or have manufactured any devices, components or assemblies utilizing any of Manufacturer's confidential information.

8.   TRADEMARKS AND TRADE NAMES
     --------------------------

     (a) Use.  During the term of this Agreement, Company shall have the right
         ---
to indicate to the public that its systems contain Manufacturer's Products and to designate such Products under the trademarks, marks and trade names that Manufacturer may adopt from time to time (the "Manufacturer's Trademarks"). Company shall not alter or remove any Manufacturer's Trademark applied to the Products at the factory. Except as set forth in this Section 8, nothing contained in this Agreement shall grant to Company any right, title or interest in Manufacturer's Trademarks. At no time during or after the term of this Agreement shall Company challenge or assist others to challenge Manufacturer's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Manufacturer.

     (b) Approval of Representations.  All representations of Manufacturer's
         ---------------------------
Trademarks that Company intends to use shall first be submitted to Manufacturer for approval (which shall not be unreasonably withheld) of design, color and other details or shall be exact copies of those used by Manufacturer.

9.   PATENT, COPYRIGHT AND TRADEMARK INDEMNITY
     -----------------------------------------

     (a) Indemnification.  Company agrees that Manufacturer has the right to
         ---------------
defend, or at its option to settle, and Manufacturer agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Company or any of its customers on the issue of infringement of any United States patent, copyright or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Manufacturer shall have sole control of any such action or settlement negotiations, and Manufacturer agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Company or any of its customers on such issue in any such suit or proceeding defended by Manufacturer. Company agrees that Manufacturer at its sole option shall be relieved of the foregoing obligations unless Company or any of its customers notifies Manufacturer within thirty (30) days (of receipt of a claim) in writing of such claim, suit or proceeding and gives Manufacturer authority to proceed as contemplated herein, and, at Manufacturer's expense, gives Manufacturer proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Products, or any part thereof, are, or in the opinion of Manufacturer may become, the subject of any claim, suit or proceeding for infringement of any United States patent, copyright or trademark, or if it is adjudicatively determined that the Products, or any part thereof, infringe any United States patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then Manufacturer may, at its option and expense either: (i) procure for Company and its customers the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other suitable Products or parts; or (iii) suitably modify the Products, or part thereof; or (iv) if the use of the Products, or part thereof, is prevented by injunction, remove the Products, or part thereof, and refund the aggregate payments paid therefor by Company, less a reasonable sum for use and damage. Manufacturer shall not be liable for any costs or expenses incurred without its prior written authorization.

     (b) Limitation.  Notwithstanding the provisions of Subsection 9(a) above,
         ----------
Manufacturer assumes no liability for (i) infringements covering completed equipment or any combination, method or process in which any of the Products may be used but not covering the Products when used alone; (ii) trademark infringements involving any marking or branding not applied by Manufacturer or involving any marking or branding applied at the request of Company; or (iii) infringements involving the modification or servicing of the Products, or any part thereof, unless such modification or servicing was done by Manufacturer.

     (c) Entire Liability.  The foregoing provisions of this Section 9 state the
         ----------------
entire liability and obligations of Manufacturer and the exclusive remedy of Company and any of its customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the Products or any part thereof.


10.  GENERAL PROVISIONS
     ------------------

     (a) Independent Contractors.  The relationship of Manufacturer and Company
         -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Company to create or assume any obligation on behalf of Manufacturer for any purpose whatsoever. All financial obligations associated with Company's business are the sole responsibility of the Company. All sales and other agreements between Company and its customers are Company's exclusive responsibility and shall have no effect on Company's obligations under this Agreement. Company shall be solely responsible for, and shall indemnify and hold Manufacturer free and harmless from, any and all claims, damages or lawsuits (including Manufacturer attorneys' fees) arising out of the acts of Company, its employees or its agents.

     (b) Governing Law and Jurisdiction.  This Agreement shall be governed by
         ------------------------------
and construed under the laws of the State of California, U.S.A. The federal and state courts within the State of California, U.S.A., shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Company hereby expressly consents to (i) the personal jurisdiction of the federal and state courts within California, (ii) service of process being effected upon it by registered mail sent to the address set forth at the beginning of this Agreement, and (iii) the uncontested enforcement of a final judgment from such court in any other jurisdiction wherein Company or any of its assets are present.

     (c) Entire Agreement.  This Agreement, a non-disclosure or confidentiality
         ----------------
agreement, the Purchase Agreement and the addendum to this Agreement, dated February 10, 1998 and attached hereto, entered into, or to be entered into, between Company and Manufacturer, set forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Party to be charged.

     (d) Notices.  Any notice required or permitted by this Agreement shall be
         -------
in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other Party at the address shown at the beginning of this Agreement or at such other address for which such Party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

     (e) Force Majeure.  Non-performance of either Party shall be excused to the
         -------------
extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing Party.

     (f) Non-assignability and Binding Effect.  A mutually agreed consideration
         ------------------------------------
for the Parties entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by the other Party under its present ownership, and, accordingly, each Party agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns.

     (g) Legal Expenses.  The prevailing Party in any legal action brought by
         --------------
one Party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

     (h) Non-Waiver of Performance.  No failure by either Party to enforce at
         -------------------------
any time any provision of this Agreement shall be construed as a waiver of Company's or Manufacturer's right thereafter to enforce each and every such term and condition.

     (i) Headings.  The headings contained in this Agreement are included for
         --------
mere convenience of reference and shall not effect the interpretation of the language included herein.

     (j) Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.



                 [Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

NEWCOM, INC.                        THE FOURTH COMMUNICATIONS


By: /s/Sultan Khan                  By: /s/Scott W. Lewis
    --------------                      -----------------
(Please sign name)                      Dr. Scott W. Lewis, President and Chief
                                        Executive Officer

By: /s/Sultan Khan
    --------------
(Please print name)


Title: President and CEO
       -----------------



                  EQUIPMENT BUY-SELL AGREEMENT SIGNATURE PAGE

                                   EXHIBIT A
                                   ---------

Dated:  ___________________

                           EQUIPMENT PURCHASE ORDER


This Equipment Purchase Order (the "Equipment Purchase Order") is submitted by THE FOURTH COMMUNICATIONS NETWORK, INC., a California corporation with principal offices at 2077 Gateway Place, Suite 550, San Jose, California 95110, United States of America (the "Company"), to NEWCOM, INC., a __________________ corporation with principal offices at ___________________________ (the "Manufacturer") in connection with the Equipment Buy-Sell Agreement (the "Agreement") dated as of ________, 1998 by and between the Company and Manufacturer. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

This Equipment Purchase Order is subject to the terms and conditions set forth in the Agreement, and no other terms and provisions shall apply.

In connection with the Agreement, Company hereby requests that Manufacturer ship and deliver the following Products:



Requested Delivery Date:  ____________________


                          THE FOURTH COMMUNICATIONS NETWORK, INC.



                          By:  ____________________________________________
                               Dr. Scott W. Lewis, President and
                               Chief Executive Officer

Mr. Sultan Khan
NewCom, Inc.
Westlake Village, California  91362

Dear Sultan:

This letter is an addendum to the Equipment Buy-Sell Agreement (the "Agreement") executed between NewCom, Inc. ("NewCom") and The Fourth Communications Network, Inc. ("4th Network") dated February 10, 1998. NewCom and 4th Network hereinafter are referred to as the "Parties".

1. For a period of five (5) years following the execution of the Agreement, NewCom will be the exclusive supplier to 4th Network of TV set-top Internet appliances ("Appliances"), including WebPals, with respect to all Appliance purchases which 4th Network requires for hotel in-room TV set-top use, except as set forth in Section 2 below, provided that NewCom charges 4th Network competitive prices for the cumulative quantity of such NewCom appliances purchased by 4th Network (including the quantity purchased through the Agreement).

2. With respect to hotels covered by existing 4th Network contracts or by the existing Thorn/4th Network arrangement, 4th Network will use reasonable best efforts to ensure that the NewCom Appliances are utilized on a going forward basis beyond purchases/commitments made prior to the date of the Agreement. 4th Network will also use reasonable best efforts to design the NewCom Appliances into the next generation Thorn/4th Network Internet subsystem used by Thorn to provide in-room Internet-on-TV service to its contract hotels through Thorn's existing pay-per-view movie system.

3. NewCom will use reasonable best efforts to aid 4th Network in entering into Internet Service Agreements with hotels owned, operated or controlled by Josef Grunvald, and 4th Network will utilize the NewCom Appliances in these hotels subject to Section 2 above. NewCom agrees not to market or sell any Appliances to the Grunvald hotels until and unless reasonable best efforts to include 4th Network in the arrangement with the Grunvald hotels have been exhausted without success.

4. NewCom will not sell Appliances to hotels currently under contract with 4th Network listed on Attachment A or with Thorn or to Thorn or to hotel services competitors of 4th Network listed on Attachment B until June 30, 1998. Thereafter, NewCom will continue to not sell NewCom Appliances to entities listed on Attachments A and B as long as 4th Network purchases at least $300,000.00 worth of NewCom Appliances in Calendar Q3/98 and at least $500,000.00 worth of NewCom Appliances each quarter thereafter. At any time during the period of exclusivity, 4th Network may request in writing that additional listings be added to Attachment A or B, subject to NewCom's approval which will not be unreasonably withheld. This exclusivity does not apply to NewCom's resellers and distributors, provided however, that NewCom agrees not to directly or indirectly instruct any distributor or reseller to sell to any group on Attachments A or B above.

5. 4th Network may terminate the Agreement with NewCom for convenience at its sole option upon 30 days written notice, provided the following cash payments are made to NewCom. Such cash payments shall be made on the effective date of such termination. Termination by 4th Network pursuant to the first sentence in Section 5 occurring in the first year following the date of the Agreement will require that 4th Network pay $2.5 M; termination in year two will require payment of $2.0M; termination in year three will require payment of $1.5M; termination in year four will require payment of $1.0M, and termination in year five will require $0.5M. The starting point shall be the effective date of the Agreement. The Parties agree that it would be extremely difficult to determine NewCom's damages in the event of early termination. The Parties agree that these cash payments are a reasonable approximation of NewCom's damages and not a penalty.

6. The terms of this Addendum shall be binding upon subsidiaries, joint ventures and other entities controlled by the Parties. Except as expressly set forth herein, this Addendum shall be subject to the terms and conditions of the Agreement.

    The content of this letter is agreed to by the Parties.



    /s/ Scott W. Lewis       2/10/98        /s/ Sultan Khan         2/10/98
    ----------------------------------      --------------------------------
    Dr. Scott W. Lewis        Date          Sultan Khan               Date
    President and CEO                       President and CEO
    4th Network                             NewCom, Inc.